                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC 20549

                                   FORM 8-K

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                               February 23, 2000
               Date of Report (Date of earliest event reported):

                      CNL AMERICAN PROPERTIES FUND, INC.
            (Exact name of Registrant as specified in its Charter)

           Maryland                       0-28380               59-3239115
(State or Other Jurisdiction of         (Commission           (IRS Employer
Incorporation or Organization)          File Number)      Identification Number)


                 450 S. Orange Avenue, Orlando, Florida  32801
         (Address of principal executive offices, including zip code)

                                (407) 540-2000
             (Registrant's telephone number, including area code)

ITEM 5.   OTHER EVENTS

     CNL American Properties Fund, Inc. ("APF") and the general partners of CNL Income Fund, Ltd. and CNL Income Fund II, Ltd. through CNL Income Fund XVI, Ltd. have mutually agreed to terminate the merger agreements between APF and each respective CNL Income Fund. The termination of the merger agreements was based on a number of factors including, the general partners' concern that, in light of the market conditions relating to publicly traded real estate investment trusts generally ("REITs"), the potential value of the transaction had diminished. As a result of such diminishment, the general partners' ability to unequivocally recommend voting for the transaction, in the exercise of their fiduciary duties, had become questionable. Due to the general partners' reluctance to recommend the transaction to the limited partners of the CNL Income Funds, APF believed that pursuing the transaction without an unequivocal recommendation of the CNL Income Funds' general partners would not result in a favorable vote, and that therefore the continued pursuit of the acquisition by APF would not be in the best interests of its stockholders. Furthermore, a primary objective of APF for acquiring the CNL Income Funds was to significantly increase its asset base for the purpose of listing its shares on the New York Stock Exchange and potentially, by virtue of size, create an institutional investor following. In light of the current market conditions relating to publicly traded REITs, APF believes that increasing its size would not provide APF with such following and would not provide APF with access to capital on favorable terms. Therefore, being forced to list at this time, which is a condition to closing the acquisition of the CNL Income Funds, would not, in the opinion of APF, produce the results APF had initially envisioned at the time the merger agreements were executed. The general partners and APF have not ruled out pursuing a new transaction at a future date.

     While APF believes that listing at this time would not provide a viable means in which to grow APF, management of APF has been in discussions with Bank of America regarding a potential strategic alliance. Assuming an agreement can be reached, management of APF believes that this strategic alliance will provide APF with an additional source of capital on favorable terms. It is management's desire to grow its ability to make triple-net lease and mortgage financings and to expand the financial services offered to the restaurant industry.

     On a going forward basis, management intends to make quarterly distributions, to maximize stockholder value and to list when market conditions are favorable.

                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                             CNL AMERICAN PROPERTIES FUND, INC.



Date: February 23, 2000                      By:  /s/ Curtis B. McWilliams
                                                  ------------------------------
                                                  Curtis B. McWilliams
                                                  Chief Executive Officer

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